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EXHIBIT 5.1

                     G. DAVID GORDON & ASSOCIATES, P.C. 7633
                             E 63rd Place, Suite 210
                              Tulsa, Oklahoma 74133

                                  June 27, 2008


VIA FACSIMILE
(718) 387-5331

Mr. Jacob Roth, President
Royal Energy Resources, Inc.
543 Bedford Avenue
Brooklyn, NY 11211

                  RE:      REGISTRATION STATEMENT ON FORM S-8

Dear Mr. Roth:

         We have acted as counsel to Royal Energy Resources, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission") (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act") relating to the issuance by the Company of an aggregate of 4,000,000 shares of Common Stock, par value $.0001 per share (the "Shares"), to be acquired by Company employees and directors under the Royal Energy Resources, Inc. 2008 Stock Option Plan (the "Plan").

         We have examined the Registration Statement, a form of the share certificate and the Plan. We have examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

         In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document.

         Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares to be issued by the Company pursuant to the Plan have been duly authorized and, upon their issuance and delivery in accordance with the Plan, will be validly issued, fully paid and nonassessable.


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Mr. Jacob Roth
Page 2




         This opinion is limited solely to the United States Securities Acts of 1933 and 1934 and Delaware Law, as applied by courts located in Delaware, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting those laws.

         We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.




                                        Very truly yours,

                                        /S/ G. DAVID GORDON & ASSOCIATES, P.C
                                        ----------------------------------------
                                        G. DAVID GORDON & ASSOCIATES, P.C.